Exhibit 4.3

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE, effective as of September 10, 2025, by and among PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Company”), having its corporate seat at Rotterdam, The Netherlands and its principal office at Weena 798C, 23rd floor, 3014 DA Rotterdam, The Netherlands, PETRÓLEO BRASILEIRO S.A. – Petrobras, a sociedade de economia mista (partially state-owned enterprise) organized under the laws of Brazil, having its principal office at Avenida Henrique Valadares, 28 – 19th floor, 20231-030 Rio de Janeiro – RJ, Brazil (“Petrobras”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee hereunder (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of August 28, 2018 (the “Original Indenture”), as supplemented by this Seventh Supplemental Indenture, dated as of September 10, 2025 (the “Seventh Supplemental Indenture”, and together with the Original Indenture and any further supplements thereto, the “Indenture”) providing for the issuance from time to time of debt securities of the Company to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 9.01 of the Original Indenture provides that, subsequent to the execution of the Original Indenture and subject to satisfaction of certain conditions, the Company and the Trustee may enter into one or more indentures supplemental to the Original Indenture to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities (as defined in the Original Indenture);

WHEREAS, on the date hereof the Company intends to issue pursuant to Registration Statements on Form F-3 dated December 20, 2024 (File Nos. 333-283981 and 333-283981-01) (the “Registration Statement”), the related Base Prospectus dated December 20, 2024 and the Prospectus Supplement dated September 3, 2025 (collectively, the “Offering Document”) and the Indenture, U.S.$1,000,000,000 of its 5.125% Global Notes due 2030, in the form attached hereto as Exhibit A (the “Notes”), having the terms and conditions contemplated in the Offering Document as provided for in the Original Indenture as supplemented by this Seventh Supplemental Indenture;

WHEREAS, as contemplated in the Offering Document, Petrobras and the Trustee intend, in connection with the issuance of the Notes, to enter into a guaranty, dated as of the date hereof in the form attached as Annex D to the Original Indenture (the “Guaranty”), to provide for an unconditional and irrevocable guaranty of the Notes by Petrobras;

WHEREAS, the Trustee has provided to the Company and Petrobras Statements of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to each of the Companies which have been filed as exhibits to the Registration Statement;

WHEREAS, the Company and Petrobras confirm that any and all conditions and requirements necessary to make this Seventh Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery of this Seventh Supplemental Indenture has been in all respects duly authorized;

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Seventh Supplemental Indenture; and

WHEREAS, the Company and Petrobras have requested that the Trustee execute and deliver this Seventh Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, Petrobras, and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

Article 1
DEFINITIONS

Section 1.01.      Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture, as supplemented and amended hereby. All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Seventh Supplemental Indenture.

Section 1.02.      Additional Definitions. (a) For the benefit of the Holders of the Notes, Section 1.01 of the Original Indenture shall be amended by adding the following new definitions:

“Closing Date” means September 10, 2025.

“Default Rate” has the meaning set forth in Section 2.01(f) herein.

“Dutch Withholding Tax Act 2021” means the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) as published in the Official Gazette (Staatsblad) Stb. 2019, 513 of December 27, 2019 and in effect as of January 1, 2021.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Interest Payment Date” has the meaning set forth in Section 2.01(e) herein.

“Interest Period” means the period beginning on an Interest Payment Date and ending on the day before the next Interest Payment Date, except that the first Interest Period shall be the period beginning on the Closing Date and ending on the day before the next Interest Payment Date.

“Make Whole Amount” has the meaning set forth in Section 2.01(l) herein.

“Notes Par Call Date” means August 10, 2030 (one month prior to the Stated Maturity of the Notes).

“Offering Document” shall have the meaning set forth in the recitals to this Seventh Supplemental Indenture.

“Payment Account” has the meaning set forth in Section 2.01(g) herein.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Stated Maturity” has the meaning set forth in Section 2.01(d) herein.

Article 2
TERMS OF THE NOTES

Section 2.01.      General. In accordance with Section 3.01 of the Original Indenture, the following terms relating to the Notes are hereby established:

(a)               Title: The Notes shall constitute a series of Securities having the title “5.125% Global Notes due 2030”.

(b)               Aggregate Amount: The aggregate principal amount of the Notes that may be authenticated and delivered under this Seventh Supplemental Indenture shall be U.S.$1,000,000,000. As provided in the Original Indenture, the Company may, from time to time, without the consent of the Holders of Notes, issue Add On Notes having identical terms (including CUSIP, ISIN and other relevant identifying characteristics as the Notes), so long as, on the date of issuance of such Add On Notes: (i) no Default or Event of Default shall have occurred and then be continuing, or shall occur as a result of the issuance of such Add On Notes, (ii) such Add On Notes shall rank pari passu with the Notes and shall have identical terms, conditions and benefits as the Notes and be part of the same series as the Notes, (iii) the Company and the Trustee shall have executed and delivered a further supplemental indenture to the Indenture providing for the issuance of such Add On Notes and reflecting such amendments to the Indenture as may be required to reflect the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes, (iv) Petrobras shall have executed and delivered and the Trustee shall have acknowledged an amended Guaranty reflecting the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes and (v) the Trustee shall have received all such opinions and other documents as it shall have requested, including an Opinion of Counsel stating that such Add On Notes are authorized and permitted by the Indenture and all conditions precedent to the issuance of such Add On Notes have been complied with by the Company and Petrobras. All Add On Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of this Indenture.

(c)               Ranking: The Notes (including any additional Add On Notes) shall be general senior unsecured and unsubordinated obligations of the Company and shall at all times rank pari passu among themselves and at least equal in right of payment with all of the Company’s other present and future unsecured and unsubordinated obligations from time to time outstanding that are not, by their terms, expressly subordinated in right of payment to the Notes (other than obligations preferred by statute or by operation of law).

(d)               Maturity: The entire outstanding principal of the Notes shall be payable in a single installment on September 10, 2030 (the “Stated Maturity”). No payments in respect of the principal of the Notes shall be paid prior to the Stated Maturity except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes, upon redemption prior to the Stated Maturity pursuant to Section 11.08 of the Original Indenture or pursuant to Section 2.01(k), Section 2.01(l) and Section 2.01(m) hereof.

(e)               Interest: Interest shall accrue on the Notes at the rate of 5.125% per annum until all required amounts due in respect of the Notes have been paid. All interest shall be paid by the Company to the Trustee and distributed by the Trustee in accordance with this Indenture semi-annually in arrears on March 10 and September 10 of each year during which any portion of the Notes shall be Outstanding (each, an “Interest Payment Date”), commencing on March 10, 2026, and will initially accrue from and including the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid. Interest shall be paid to the Person in whose name a Note is registered at the close of business on the preceding Regular Record Date (which shall mean, with respect to any payment to be made on an Interest Payment Date, the Business Day preceding the relevant Interest Payment Date). As provided in the Original Indenture, (i) interest accrued with respect to the Notes shall be calculated based on a 360-day year of twelve 30-day months, (ii) payment of principal and interest and other amounts on the Notes will be made at the Corporate Trust Office of the Trustee in New York City, or such other paying agent office in the United States as the Company appoints, in the form provided for in Section 10.08 of the Original Indenture, (iii) all such payments to the Trustee shall be made by the Company by depositing immediately available funds in U.S. Dollars prior to 3:00 p.m., New York City Time, one Business Day prior to the relevant Interest Payment Date to the Payment Account and (iv) so long as any of the Notes remain Outstanding, the Company shall maintain a paying agent in New York City.

(f)                Default Rate: Upon the occurrence and during the continuation of an Event of Default, (i) interest on the outstanding principal amount of the Notes shall accrue on the Notes at a rate equal to 0.5% per annum above the interest rate on the Notes at that time (the “Default Rate”) and (ii) to the fullest extent permitted by law, interest shall accrue on the amount of any interest, fee, Additional Amounts, or other amount payable under the Indenture and the Notes that is not paid when due, from the date such amount was due until such amount shall be paid in full, excluding the date of such payment, at the Default Rate.

(g)               Payment Account: On the Closing Date, the Trustee shall establish (and shall promptly notify the Company of the establishment of such account, including the relevant account numbers and other relevant identifying details) and, until the Notes and all accounts due in respect thereof have been paid in full, the Trustee shall maintain the special purpose non-interest bearing trust account established pursuant to the Seventh Supplemental Indenture (the “Payment Account”) into which all payments required to be made by the Company under or with respect to the Notes shall be deposited. The Company agrees that the Payment Account shall be maintained in the name of the Trustee and under its sole dominion and control (acting on behalf of the Holders of the Notes) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes. No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Company or any other Person have an interest therein or amounts on deposit therein. All amounts on deposit in the Payment Account on any Interest Payment Date after the Trustee has paid all amounts due and owing to the holders of the Notes as of such Interest Payment Date shall be retained in the Payment Account and used by the Trustee to pay any amounts due and owing to the Holders of the Notes on the next succeeding Interest Payment Date.

(h)               Form and Denomination: The Notes shall be issuable in whole in the registered form of one or more Global Notes (without coupons), in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof, and shall be transferable in principal amounts of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof and the Depository for such Global Notes shall be The Depository Trust Company, New York, New York.

(i)                Guaranty: The Notes shall have the benefit of the Guaranty in the manner provided in Article 3 of this Seventh Supplemental Indenture.

(j)                Rating: The Notes can be issued without the requirement that they have any rating from a nationally recognized statistical rating organization.

(k)               Optional Early Redemption at Par: The Company will have the right at its option to redeem the Notes, in whole or in part, at any time or from time to time on or after the Notes Par Call Date, on at least 10 days’ but not more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of such Notes to the Redemption Date.

(l)                 Optional Early Redemption With “Make-Whole” Amount. The Company will have the right at its option to redeem the Notes, in whole or in part, at any time or from time to time prior to the Notes Par Call Date, on at least 10 days’ but not more than 60 days’ notice, at a Redemption Price equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present values of each remaining scheduled payment of principal and interest thereon that would be due after the Redemption Date as if the Notes were redeemed on the Notes Par Call Date discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less interest accrued to the date of redemption (the “Make Whole Amount”), plus in each case accrued and unpaid interest on the principal amount of such Notes to (but not including) the Redemption Date.

(m)             Redemption Notice. A redemption notice may at the Company’s option be subject to the satisfaction of one or more conditions precedent, and such notice may be rescinded or the applicable Redemption Date delayed in the event that any or all such conditions shall not have been satisfied by the applicable Redemption Date. Any conditions precedent shall be described in such notice.

(n)               Early Redemption for Tax Reasons. The Notes may be redeemed at the option of the Company, in whole but not in part, at any time at a Redemption Price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date if and when, as a result of any change in, execution of, or amendment to, any laws or regulations or ruling promulgated thereunder of the jurisdiction in which the Company is incorporated (or, in the case of a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or the official entry or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application of or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date hereof (or in the case of a successor Person to the Company, the date on which such successor Person became such pursuant to Section 8.01 and 8.02 of the Original Indenture), the Company would be required to pay Additional Amounts pursuant to Section 10.10 of the Original Indenture. For purposes of Section 11.08 of the Original Indenture, the reincorporation of the Company shall be treated as the adoption of a successor entity, provided, however, that redemption under Section 11.08 of the Original Indenture shall not be available if the reincorporation was performed in anticipation of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties of such new jurisdiction of incorporation that would result in an obligation to pay Additional Amounts.

(o)               Conversion: The Notes will not be convertible into, or exchangeable for, any other securities.

(p)               Except as described in Section 2.05, the Notes will be subject to the covenants provided in Article 10 of the Original Indenture.

Section 2.02.      Amendments Relating to the Appointment of Agent for Service. As it applies to the Notes, the first two sentences of Section 1.15 of the Original Indenture shall be replaced by the following:

“By the execution and delivery of this Indenture, the Company hereby appoints Petrobras America Inc. as its agent upon which process may be served in any legal action or proceeding which may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, State of New York, arising out of or relating to the Securities or this Indenture, but for that purpose only. Service of process upon such agent at the office of Petrobras America Inc. at 757 N Eldridge Pkwy, Suite 1100, Houston, TX 77079, and written notice of said service to the Company by the Person servicing the same addressed as provided by Section 1.05, shall be deemed in every respect effective service of process upon the Company in any such legal action or proceeding.”

Section 2.03.      Amendments Relating to Execution and Authentication. As it applies to the Notes, the last paragraph of Section 3.03 of the Original Indenture shall be replaced by the following:

“No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.”

Section 2.04.      Amendments Relating to Additional Amounts. As it applies to the Notes, Section 10.10(1) of the Original Indenture shall be amended and replaced to include the following:

“the holder or any other person that beneficially owns an interest in its Notes (a “beneficial owner”) has a connection with the taxing jurisdiction other than merely holding the Notes or receiving principal or interest payments on the Notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management, present or deemed present within the taxing jurisdiction);”

As it applies to the Notes, Section 10.10(3) of the Original Indenture shall be amended and replaced to include the following:

“such Holder fails to comply with any certification, identification or other reporting requirements concerning its or any beneficial owner’s nationality, residence, identity or connection with the Taxing Jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (y) such Holder is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, the Company has notified all Holders that they will be required to comply with such requirements;”

As it applies to the Notes, Section 10.10(6) of the Original Indenture shall be amended and replaced to include the following:

“where the holder any beneficial owner would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such holder or beneficial owner.”

As it applies to the Notes, a new Section 10.10(7) shall be included in the Original Indenture and the current Section 10.10(7) of the Original Indenture shall be amended and become Section 10.10(8) as follows:

“(7)     a withholding or deduction is required to be made pursuant the Dutch Withholding Tax Act 2021; or

(8)       any combination of items (1), (2), (3), (4), (5), (6) and (7) above”

Section 2.05.      Amendments Relating to Covenants. As it applies to the Notes, Section 10 of the Original Indenture shall be amended to include or replace, as applicable, the following:

“Section 10.03.    Maintenance of Office or Agency.

So long as any Note remains Outstanding, the Company will maintain in the United States, an office or agency where notices to and demands upon the Company in respect of this Indenture and the Notes may be served, and the Company will not change the designation of such office without prior notice to the Trustee and designation of a replacement office in the United States. If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.”

“Section 10.11    Negative Pledge

So long as any Note remains Outstanding, the Company will not create or permit any Lien, other than a Permitted Lien, on any of the Company’s assets to secure (a) any of the Company’s Indebtedness or (b) the Indebtedness of any other Person, unless the Company contemporaneously creates or permits such Lien to secure equally and ratably the Company’s obligations under the Notes and this Indenture or the Company provides such other security for the Notes as is duly approved by a resolution of the Holders of the Notes in accordance with this Indenture. In addition, the Company will not allow any of the Company’s Material Subsidiaries, if any, to create or permit any Lien, other than a Permitted Lien, on any of its assets to secure (a) any of the Company’s Indebtedness, (b) any of its Material Subsidiary’s Indebtedness or (c) the Indebtedness of any other Person, unless it contemporaneously creates or permits such Lien to secure equally and ratably the Company’s obligations under the Notes and this Indenture or the Company provides such other security for the Notes as is duly approved by a resolution of the Holders of the Notes in accordance with this Indenture.”

“Section 10.13    Use of Proceeds

The Company shall use the net proceeds from the sale of the Notes for general corporate purposes.”

Section 2.06.      Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance. The provisions of Sections 14.01, 14.02 and 14.03 of the Original Indenture shall apply to the Notes.

Article 3
GUARANTY

Section 3.01.      Execution. The Trustee is hereby authorized and directed to acknowledge the Guaranty and to perform all of its duties and obligations thereunder.

Section 3.02.      Enforcement. The Trustee shall enforce the provisions of the Guaranty against Petrobras in accordance with the terms thereof and the terms of the Indenture, and Petrobras, by execution of this Seventh Supplemental Indenture, and by so agreeing to become a party to the Indenture, agrees that each Holder of the Notes shall have direct rights under the Guaranty as if it were a party thereto.

Section 3.03.      Petrobras hereby (i) acknowledges and agrees to be bound by the provisions of Section 1.08 of the Original Indenture and (ii) confirms that (A) its obligations under the Guaranty shall be issued pursuant to the Indenture and (B) it intends for the Holders of the Notes, in addition to those rights under the Guaranty as provided therein, to be entitled to the benefits of the Indenture with respect to their rights against Petrobras under the Guaranty.

Section 3.04.      Taxes; Additional Amounts. For the avoidance of doubt, the Company’s obligations to pay any indemnity with respect to taxes, including the obligation to pay Additional Amounts pursuant to Section 10.10 of the Original Indenture, shall extend to any payments made by Petrobras pursuant to the Guaranty.

Article 4
MISCELLANEOUS

Section 4.01.      Effect of the Seventh Supplemental Indenture. This Seventh Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. The Original Indenture, as supplemented and amended by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Seventh Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Seventh Supplemental Indenture supersede any conflicting provisions included in the Original Indenture unless not permitted by law. The provisions of this Seventh Supplemental Indenture are intended to apply solely to the Notes and the Holders thereof and shall not apply to any future issuance of securities by the Company (other than any Add On Notes as provided herein) and all references to provisions of the Original Indenture herein amended and restated or otherwise modified shall have effect solely with respect to the Notes contemplated in this Seventh Supplemental Indenture. The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Seventh Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Seventh Supplemental Indenture.

Section 4.02.      Governing Law. This Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.03.      Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and Petrobras.

Section 4.04.      Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this Seventh Supplemental Indenture.

Section 4.05.      Counterparts. The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.06.      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

Section 4.07.      Electronic Means. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Seventh Supplemental Indenture and related documents and delivered using Electronic Means; provided, however, that the Company and/or Petrobras, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or Petrobras, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or Petrobras, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company and Petrobras understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and Petrobras shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company, Petrobras and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or Petrobras, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and Petrobras agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or Petrobras, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

[SIGNATURE PAGES TO FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PETROBRAS GLOBAL FINANCE B.V.

By:	/s/ Guilherme Rajime T. Saraiva
Name: Guilherme Rajime T. Saraiva
Title: Managing Director A

By:	/s/ Cesar dos Reis Rosa
Name: Cesar dos Reis Rosa
Title: Managing Director B

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:	/s/ Andre Gameiro Rua
Name: Andre Gameiro Rua
Title: Attorney-in-fact

By:	/s/ Lucas Tavares de Mello
Name: Lucas Tavares de Mello
Title: Attorney-in-fact

WITNESSES:

1.	/s/ Renan Feuchard Pinto
Name: Renan Feuchard Pinto

2.	/s/ Isabela de S. N. M. Andréa
Name: Isabela de S. N. M. Andréa

[Signature Page – Seventh Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Esther Antoine
Name: Esther Antoine
Title: Vice President

[Signature Page – Seventh Supplemental Indenture]

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 8th day of September, 2025, before me, a notary public within and for said county, personally appeared Esther Antoine, to me personally known, who being duly sworn, did say that she is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this _____ day of ____________________, before me personally came ___________________ and _________________ to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

/s/ Alexander Titus Tonge
Notary Public
COMMISSION EXPIRES

Form of 5.125% Global Note due 2030

GLOBAL NOTE

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS A PROPERTY INTEREST IN THE NOTES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

PETROBRAS GLOBAL FINANCE B.V.

5.125% Global Notes due 2030

No.

CUSIP No.: 71647NBM0
ISIN No.: US71647NBM02

Principal Amount:         U.S.$ 1,000,000,000

Initial Issuance Date:    September 10, 2025

This Note is one of a duly authorized issue of notes of PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Issuer”), designated as its 5.125% Global Notes due 2030 (the “Notes”), issued in an initial aggregate principal amount of U.S.$1,000,000,000 under the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”), effective as of September 10, 2025, by and among the Issuer, Petróleo Brasileiro S.A. – Petrobras, a sociedade de economia mista (partially state-owned enterprise) organized under the laws of Brazil (“Petrobras”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”), to the Indenture, dated as of August 28, 2018 (the “Original Indenture”, and as supplemented by the Seventh Supplemental Indenture and any further supplements thereto with respect to the Notes, the “Indenture”), by and among the Issuer and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co., or its registered assigns, as nominee of The Depository Trust Company (“DTC”), and as the Holder of record of this Note, the principal amount specified above in U.S. dollars on September 10, 2030 (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

As provided for in the Indenture, the Issuer promises to pay interest on the outstanding principal amount hereof, semi-annually in arrears on March 10 and September 10 of each year, (each such date, an “Interest Payment Date”), commencing on March 10, 2026 at a rate equal to 5.125% per annum, and will initially accrue from the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid. Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Business Day preceding such interest payment.

Payment of the principal of and interest on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Note Register of the Trustee. In the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest shall accrue on the Notes at the rate of 5.125% per annum until all required amounts due in respect of the Notes have been paid. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

This Note does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Notes shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$ 2,000 and integral multiples of U.S.$ 1,000 in excess thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any agent thereof shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PETROBRAS GLOBAL FINANCE B.V.

By:
Name:
Title: Managing Director A

By:
Name:
Title: Managing Director B

WITNESSES:

1.
Name:

2.
Name:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within mentioned Indenture.

Dated: September 10, 2025

The Bank of New York Mellon,
as Trustee

By:
Name:
Title:

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or

other identifying number of assignee)

(Please print or type name and address,

including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)